Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-262835 on Form F-1 of our report dated May 4, 2022 (June 27, 2022, as to the effects of the reverse stock split described in Note 15(7)), relating to the financial statements of Jeffs’ Brands Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 13, 2022